Addendum to Form 4 of

Cynthia Croatti

February 9, 2007

(1)

Cynthia Croatti is the manager of Trilogy Investment Partners LLC, which as of the date of filing this report, directly owns the reported securities. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of the securities for purposes of Section 16 or any other purpose.

(2)

Cynthia Croatti is a trustee of The Marie Croatti QTIP Trust, The Samuel E. Brown Gallo Trust – 1989 and The Nicholas C. Brown Gallo Trust - 1989, which as of the date of filing this report, each directly owns a portion of these reported securities. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of the securities for purposes of Section 16 or any other purpose.

(3)

Cynthia Croatti is a trustee of The Monica Levenstein Gallo Trust - 1989 and The Lisa Levenstein Gallo Trust – 1989, which as of the date of filing this report, each directly owns a portion of the reported securities. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of the securities for purposes of Section 16 or any other purpose.

(4)

Represents shares owned indirectly by Cynthia Croatti as a trustee of The Ronald D. Croatti Non-GST Trust – 2006. On February 9, 2007, The Ronald D. Croatti Non-GST Trust – 2006 purchased 4,888 shares of Class B Common Stock. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(5)

Represents shares owned directly by The Queue Limited Partnership, a 10% beneficial owner of the issuer, and indirectly by each of Queue Management Associates, Inc., Ronald D. Croatti, Cynthia Croatti and Cecelia Levenstein. Queue Management Associates, Inc. is the general partner of The Queue Limited Partnership. Ronald D. Croatti and Cynthia Croatti are officers, directors and shareholders of Queue Management Associates, Inc., and Cecelia Levenstein is a director and officer of Queue Management Associates, Inc. On February 9, 2007, The Marie Croatti QTIP Trust, of which Cynthia Croatti is a trustee, transferred (i) a 24.975% limited partnership interest in The Queue Limited Partnership to The Frederick S. Croatti Non-GST Trust – 2006, of which Cynthia Croatti is a trustee, (ii) a 23.6722% interest in The Queue Limited Partnership to The Ronald D. Croatti Non-GST Trust – 2006, of which Cynthia Croatti is a trustee, and (iii) a 23.6722% interest in The Queue Limited Partnership to The Cecelia Levenstein Non-GST Trust – 2006, of which Cynthia Croatti is a trustee. The securities held by The Queue Limited Partnership were not transferred and continue to be owned directly by The Queue Limited Partnership. The consideration to be paid by each of the aforementioned trusts in exchange for its respective limited partnership interest in The Queue Limited Partnership will be determined by the parties at a later date. Each of the aforementioned reporting persons disclaims beneficial ownership of these reported securities, except to the extent of his, her or its pecuniary interest therein, and this report shall not be deemed an admission that such reporting person is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(6)

Represents shares owned directly by The Red Cat Limited Partnership, a 10% beneficial owner of the issuer, and indirectly by each of Red Cat Management Associates, Inc., Ronald D. Croatti and Cynthia Croatti. Red Cat Management Associates, Inc. is the general partner of The Red Cat Limited Partnership. Ronald D. Croatti and Cynthia Croatti are officers, directors and shareholders of Red Cat Management Associates, Inc. On February 9, 2007, a trust owning limited partnership interests in The Red Cat Limited Partnership transferred a 49.95% limited partnership interest in The Red Cat Limited Partnership to The Ronald D. Croatti Non-GST Trust – 2006, of which Cynthia Croatti is a trustee. The securities held by The Red Cat Limited Partnership were not transferred and continue to be owned directly by The Red Cat Limited Partnership. The consideration to be paid by the aforementioned trust in exchange for its limited partnership interest in The Red Cat Limited Partnership will be determined by the parties at a later date. Each of the aforementioned reporting persons disclaims beneficial ownership of these reported securities, except to the extent of his, her or its pecuniary interest therein, and this report shall not be deemed an admission that such reporting person is the beneficial owner of these securities for purposes of Section 16 or any other purpose.